Exhibit 99.1

The Home Depot Announces Third Quarter Fiscal 2023 Results;
Narrows Fiscal 2023 Guidance

ATLANTA, November 14, 2023 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $37.7 billion for the third quarter of fiscal 2023, a decrease of 3.0% from the third quarter of fiscal 2022. Comparable sales for the third quarter of fiscal 2023 decreased 3.1%, and comparable sales in the U.S. decreased 3.5%.

Net earnings for the third quarter of fiscal 2023 were $3.8 billion, or $3.81 per diluted share, compared with net earnings of $4.3 billion, or $4.24 per diluted share, in the same period of fiscal 2022.

“Our quarterly performance was in line with our expectations,” said Ted Decker, chair, president and CEO. “Similar to the second quarter, we saw continued customer engagement with smaller projects, and experienced pressure in certain big-ticket, discretionary categories. We remain very excited about our strategic initiatives and are committed to investing in the business to deliver the best interconnected shopping experience, capture wallet share with the Pro, and grow our store footprint. In addition, our associates did an outstanding job delivering value and service for our customers throughout the quarter and I would like to thank them for their dedication and hard work.”

Fiscal 2023 Guidance

The company narrowed its prior fiscal 2023 guidance range:

•Sales and comparable sales to decline between 3% and 4% compared to fiscal 2022
•Operating margin rate to be between 14.2% and 14.1%
•Tax rate of approximately 24.5%
•Interest expense of approximately $1.8 billion
•Diluted earnings-per-share-percent-decline between 9% and 11% compared to fiscal 2022

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the third quarter, the company operated a total of 2,333 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

###

Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, military conflicts or acts of war, supply chain disruptions, and other business interruptions that could compromise data privacy or disrupt operation of our stores, distribution centers and other facilities, our ability to operate or access communications, financial or banking systems, or supply or delivery of, or demand for, our products or services; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of international operations; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2023 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2023 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
in millions, except per share data	October 29, 2023	October 30, 2022	% Change	October 29, 2023	October 30, 2022	% Change
Net sales	$37,710	$38,872	(3.0)%	$117,883	$121,572	(3.0)%
Cost of sales	24,972	25,648	(2.6)	78,431	80,720	(2.8)
Gross profit	12,738	13,224	(3.7)	39,452	40,852	(3.4)
Operating expenses:
Selling, general and administrative	6,649	6,468	2.8	19,919	19,735	0.9
Depreciation and amortization	683	608	12.3	1,987	1,830	8.6
Total operating expenses	7,332	7,076	3.6	21,906	21,565	1.6
Operating income	5,406	6,148	(12.1)	17,546	19,287	(9.0)
Interest and other (income) expense:
Interest income and other, net	(49)	(7)	N/M	(123)	(12)	N/M
Interest expense	487	413	17.9	1,430	1,166	22.6
Interest and other, net	438	406	7.9	1,307	1,154	13.3
Earnings before provision for income taxes	4,968	5,742	(13.5)	16,239	18,133	(10.4)
Provision for income taxes	1,158	1,403	(17.5)	3,897	4,390	(11.2)
Net earnings	$3,810	$4,339	(12.2)%	$12,342	$13,743	(10.2)%

Basic weighted average common shares	996	1,020	(2.4)%	1,002	1,024	(2.1)%
Basic earnings per share	$3.83	$4.25	(9.9)	$12.32	$13.42	(8.2)

Diluted weighted average common shares	999	1,023	(2.3)%	1,005	1,028	(2.2)%
Diluted earnings per share	$3.81	$4.24	(10.1)	$12.28	$13.37	(8.2)

	Three Months Ended			Nine Months Ended
Selected Sales Data (1)	October 29, 2023	October 30, 2022	% Change	October 29, 2023	October 30, 2022	% Change
Customer transactions (in millions)	399.8	409.8	(2.4)%	1,249.8	1,287.9	(3.0)%
Average ticket	$89.36	$89.67	(0.3)	$90.42	$90.45	—
Sales per retail square foot	$595.71	$618.50	(3.7)	$623.17	$646.81	(3.7)
 —————
(1)Selected Sales Data does not include results for HD Supply.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	October 29, 2023	October 30, 2022	January 29, 2023
Assets
Current assets:
Cash and cash equivalents	$2,058	$2,462	$2,757
Receivables, net	3,932	3,732	3,317
Merchandise inventories	22,805	25,719	24,886
Other current assets	1,887	1,768	1,511
Total current assets	30,682	33,681	32,471
Net property and equipment	25,735	25,240	25,631
Operating lease right-of-use assets	7,071	6,523	6,941
Goodwill	7,937	7,434	7,444
Other assets	4,152	3,988	3,958
Total assets	$75,577	$76,866	$76,445

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,478	$12,402	$11,443
Accrued salaries and related expenses	2,034	1,934	1,991
Current installments of long-term debt	1,362	1,224	1,231
Current operating lease liabilities	1,026	942	945
Other current liabilities	7,672	7,778	7,500
Total current liabilities	23,572	24,280	23,110
Long-term debt, excluding current installments	40,567	41,740	41,962
Long-term operating lease liabilities	6,300	5,807	6,226
Other long-term liabilities	3,708	3,741	3,585
Total liabilities	74,147	75,568	74,883
Total stockholders’ equity	1,430	1,298	1,562
Total liabilities and stockholders’ equity	$75,577	$76,866	$76,445

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
in millions	October 29, 2023	October 30, 2022
Cash Flows from Operating Activities:
Net earnings	$12,342	$13,743
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	2,415	2,216
Stock-based compensation expense	300	286
Changes in working capital	1,391	(6,579)
Changes in deferred income taxes	(310)	129
Other operating activities	301	226
Net cash provided by operating activities	16,439	10,021

Cash Flows from Investing Activities:
Capital expenditures	(2,368)	(2,216)
Payments for businesses acquired, net	(795)	—
Other investing activities	15	(29)
Net cash used in investing activities	(3,148)	(2,245)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	—	(1,035)
Proceeds from long-term debt, net of discounts	—	6,942
Repayments of long-term debt	(1,200)	(2,423)
Repurchases of common stock	(6,465)	(5,136)
Proceeds from sales of common stock	192	146
Cash dividends	(6,304)	(5,856)
Other financing activities	(146)	(185)
Net cash used in financing activities	(13,923)	(7,547)
Change in cash and cash equivalents	(632)	229
Effect of exchange rate changes on cash and cash equivalents	(67)	(110)
Cash and cash equivalents at beginning of period	2,757	2,343
Cash and cash equivalents at end of period	$2,058	$2,462